EXHIBIT 16.1

           Daren, Martenfeld, Carr, Testa and Company LLP
                      20 Eglinton Avenue West
                             Suite 2100
                      Toronto, Canada M4R 1K8
                        Tel. (416) 480-0160


Michael S. Allen, BBA, CA
(416) 332-1659


February 5, 2001


Securities and Exchange Commission
Washington, D.C. 20549
U.S.A.

Dear Sir or Madam:

We have read item 4 included in the Form 8-K dated February 6, 2001 of Environmental Solutions Worldwide, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

DAREN, MARTENFELD, CARR, TESTA, AND COMPANY LLP

/s/ Daren, Martenfeld, Carr, Testa, and Company LLP